SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, Farmers Annuity Separate Account A certifies that it meets all of the requirements for effectiveness of this registration statement under rule 485(b) under the Securities Act and has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Bellevue, and the State of Washington, on this 29th day of April, 2025.

FARMERS ANNUITY SEPARATE ACCOUNT A
(Registrant)

Attest: ____________________	By: ____________________
Ian Macleod Attorney-in-Fact Security Life of Denver Insurance Company	Walter Kiceleff President Farmers New World Life Insurance Company

FARMERS NEW WORLD LIFE INSURANCE COMPANY
(Depositor)

Attest: ____________________	By: ____________________
Ian Macleod Attorney-in-Fact Security Life of Denver Insurance Company	Walter Kiceleff President Farmers New World Life Insurance Company

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 31 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title
Walter Kiceleff	Director, Chairman of the Board and President
Clay Callahan	Chief Financial Officer
James Levett	Controller
* David Travers	Director
* Scott Stoll	Director
* Annette Thompson	Director
* Warren Tucker	Director
* John Griek	Director
*/s/ Ian Macleod * by Ian Macleod	*On April 29, 2025 as Attorney-In-Fact pursuant to Powers of Attorney filed herewith or by previous amendment.